SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                 March 22, 1999

                Date of Report (Date of earliest event reported)



                               BESICORP LTD.
             (Exact name of registrant as specified in its charter)





  New York                        0-25209                       14-1809375
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
Incorporation)

1151 Flatbush Road
Kingston, New York                                              12401
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (914) 336-7700

ITEM 7.   Financial Statements and Exhibits

     (a)  Financial Statements

          The financial statements required by Item 7(a) is filed herewith.

     (b)  Pro Forma Financial Information

          The pro forma financial information required by Item 7(b) is filed herewith and is included under Note 15 of the Notes to the Combined Financial Statements of the Distributed Businesses of Besicorp Group Inc.

    (c)   Exhibits

          2.1 Form of Contribution and Distribution Agreement by and between Besicorp Ltd. ("Newco") and Besicorp Group Inc. ("Oldco")*

          10.1 Form of Indemnification Agreement by and among the Company, BGI Acquisition LLC ("Acquisition") and BGI Acquisition Corp. ("Merger Sub")*

          10.2 Form of Escrow Agreement by and among the Newco, Acquisition, Oldco and Merger Sub*

          27.1 Financial Data Schedule for the Distributed Businesses of Besicorp Group Inc. for the period from April 1, 1997 through March 31, 1998.

          27.2 Financial Data Schedule for the Distributed Businesses of Besicorp Group Inc. for the period from April 1, 1998 through March 22, 1999.

------------------

* Incorporated by reference to the corresponding exhibit filed with Besicorp Ltd.'s Form 10-SB filed with the Securities and Exchange Commission.

                        CITRIN COOPERMAN & COMPANY, LLP
                          Certified Public Accountants
                          529 Fifth Avenue, Tenth Floor
                               New York, NY 10017

                                  212-697-1000



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
BESICORP LTD.


                          Independent Auditors' Report


We have audited the accompanying combined balance sheet of the Distributed Businesses of Besicorp Group Inc. as at March 22, 1999 and March 31, 1998 and the related combined statements of operations and combined equity and cash flows for the period April 1, 1998 through March 22, 1999 and the year ended March 31, 1998. These financial statements are the responsibility of the Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned combined financial statements present fairly, in all material respects, the financial position of the Distributed Businesses of Besicorp Group Inc. as at March 22, 1999 and March 31, 1998 and the results of their operations and their cash flows for the period April 1, 1998 through March 22, 1999 and the year ended March 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Distributed Businesses of Besicorp Group Inc. will continue as a going concern. As discussed in Note 14 to the financial statements, the Distributed Businesses of Besicorp Group Inc. have suffered recurring losses from operations and have previously received (but will not in the future receive) substantial financial support from the former parent company that raise substantial doubt about its ability to continue as a going concern without such support. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                         /s/ Citrin Cooperman & Company, LLP
                                             CITRIN COOPERMAN & COMPANY, LLP


June 8, 1999
New York, New York

                  DISTRIBUTED BUSINESSES OF BESICORP GROUP INC.
                             COMBINED BALANCE SHEET



                                                                        March 22,              March 31,
      ASSETS                                                               1999                  1998
                                                                        --------               --------
CURRENT ASSETS:

Cash                                                               $    1,873,862           $   104,428
Trade accounts receivable (less allowance for doubtful
    accounts of $32,000 at March 22, 1999 and
    $23,000 at March 31, 1998)                                            982,621               369,494
Due from affiliates                                                       373,925                47,662
Current portion of long-term notes receivable:
    Others (includes interest of $3,708 at March 22, 1999
        and $8,316 at March 31, 1998)                                     107,602               102,054
Inventories                                                             1,058,262               944,013
Other current assets                                                      459,035               485,052
                                                                        ---------             ---------

    Total Current Assets                                                4,855,307             2,052,703
                                                                        ---------             ---------
PROPERTY, PLANT AND EQUIPMENT:

Land and improvements                                                     229,660               237,160
Buildings and improvements                                              1,914,029             1,906,952
Machinery and equipment                                                   714,734               714,620
Furniture and fixtures                                                    237,423               246,702
                                                                        ---------              --------

                                                                        3,095,846             3,105,434

    Less:  accumulated depreciation and amortization                   (1,516,076)           (1,478,950)
                                                                        ---------             ---------

    Net Property, Plant and Equipment                                   1,579,770             1,626,484
                                                                        ---------             ---------
OTHER ASSETS:

Patents and trademarks, less accumulated
    amortization of $2,325 at March 22, 1999
    and $1,691 at March 31, 1998                                           12,555                7,823
Long-term notes receivable:
    Affiliate - net of allowance of $555,376 at March 31, 1998                  -                    -
    Others - net of allowance of $1,944,624 at March 31, 1998                   -              129,886
Deferred costs                                                                  -            1,316,693
Investment in partnerships                                              4,009,810                    -
Other assets                                                               76,620               95,063
                                                                        ---------            ---------
    Total Other Assets                                                  4,098,985            1,549,465
                                                                        ---------            ---------
    TOTAL ASSETS                                                   $   10,534,062      $     5,228,652
                                                                       ==========            =========


See accompanying notes to combined financial statements.

                  DISTRIBUTED BUSINESSES OF BESICORP GROUP INC.
                             COMBINED BALANCE SHEET



    LIABILITIES AND COMBINED EQUITY


                                                                       March 22,              March 31,
                                                                          1999                  1998
                                                                       --------               --------
CURRENT LIABILITIES:
Accounts payable and accrued expenses                              $    526,325      $       1,234,920
Current portion of long-term debt                                        20,000                109,208
Current portion of accrued reserve and warranty expense                 111,035                152,891
Taxes other than income taxes                                            94,890                100,693
                                                                        --------             ---------
    Total Current Liabilities                                           752,250              1,597,712


Long Term Accrued Reserve and Warranty Expense                          174,463                152,402
Long Term Debt                                                          115,308              3,768,233
                                                                      ---------              ----------
    Total Liabilities                                                 1,042,021              5,518,347


Combined Equity                                                        9,492,041               (289,695)
                                                                       ---------               ---------

    TOTAL LIABILITIES AND COMBINED EQUITY                          $ 10,534,062      $       5,228,652
                                                                     ==========              =========

See accompanying notes to combined financial statements.

                                       F-3


                  DISTRIBUTED BUSINESSES OF BESICORP GROUP INC.
              COMBINED STATEMENT OF OPERATIONS AND COMBINED EQUITY


                                                                   Period April 1, 1998
                                                                       through                   Year Ended
                                                                      March 22, 1999           March 31, 1998
                                                                      --------------          --------------
Revenues:
   Product sales                                                 $    4,902,642           $      3,838,351
   Other revenues                                                       485,705                    426,154
   Interest and other investment income                                  19,188                     35,482
   Other income                                                         105,041                    108,435
                                                                      ---------                  ---------
      Total Revenues                                                  5,512,576                  4,408,422
                                                                      ---------                  ---------
Costs and Expenses:
   Cost of product sales                                              4,661,182                  3,932,301
   Selling, general and
      administrative expenses                                         9,251,042                  8,466,360
   Interest expense                                                     134,110                    481,651
   Other expense                                                         11,018                  2,519,114
                                                                     ----------                 ----------
      Total Costs and Expenses                                       14,057,352                 15,399,426
                                                                     ----------                 ----------
Loss Before Income Taxes                                             (8,544,776)               (10,991,004)

Credit for Income Taxes                                               2,902,200                  3,767,000
                                                                     ----------                -----------
Net Loss                                                             (5,642,576)                (7,224,004)

Combined Equity - Beginning                                            (289,695)                 2,221,758

Net Transactions with Oldco                                          15,424,312                  4,712,551
                                                                     ----------                -----------
Combined Equity - Ending                                         $    9,492,041           $       (289,695)
                                                                      =========                ============
Loss per Common Share                                            $       (46.23)          $         (59.19)
                                                                      =========                ============
See accompanying notes to combined financial statements.

                                       F-4


                  DISTRIBUTED BUSINESSES OF BESICORP GROUP INC.
                        COMBINED STATEMENT OF CASH FLOWS

                                                                     Period April 1, 1998
                                                                            through            Year Ended
                                                                        March 22, 1999        March 31, 1998
                                                                     -------------------      --------------
OPERATING ACTIVITIES:
Net loss                                                           $     (5,642,576)     $      (7,224,004)
Adjustments to reconcile net loss to
net cash used by operating activities:
    Amortization of discounts on notes                                       (2,196)                (2,196)
    Provision for uncollectibles                                              9,000              2,483,654
    Realized and unrealized (gains)/losses                                    7,500                  6,066
    Depreciation and amortization                                           160,972                243,793
    Changes in assets and liabilities:
       Accounts and notes receivable                                       (821,856)               326,916
       Inventories                                                         (114,249)               236,252
       Accounts payable and accrued expenses                               (708,595)              (510,223)
       Taxes payable                                                         (5,803)                (1,393)
       Other assets and liabilities, net                                  1,357,906                (94,844)
                                                                          ---------              ----------
Net Cash Used
    By Operating Activities                                              (5,759,897)            (4,535,979)
                                                                          ---------              ----------
FINANCING ACTIVITIES:
Repayment of borrowings                                                  (3,742,133)               (72,640)
Net transactions with Oldco                                              11,392,588              4,712,551
                                                                         ----------              ----------

Net Cash Provided
    By Financing Activities                                               7,650,455              4,639,911
                                                                          ----------            ----------
INVESTING ACTIVITIES:

Acquisition of property, plant and equipment                               (121,124)              (149,266)
                                                                           --------               ---------
Net Cash Used By Investing
    Activities                                                             (121,124)              (149,266)
                                                                           --------               ---------
Increase in Cash                                                          1,769,434                 45,334
Cash Beginning                                                              104,428                 59,094
                                                                          ---------                --------
Cash Ending                                                        $      1,873,862      $         104,428
                                                                          =========                ========
SUPPLEMENTAL CASH FLOW:
Interest paid                                                      $         94,689      $         445,601


See accompanying notes to combined financial statements.

                  DISTRIBUTED BUSINESSES OF BESICORP GROUP INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
Besicorp Group Inc. ("Oldco"), was the parent corporation of Besicorp Ltd. ("Newco") prior to the Distribution (as defined below). Oldco was a party to an Agreement and Plan of Merger dated November 23, 1998, as amended, (the "Plan of Merger") among Oldco, BGI Acquisition LLC ("Acquisition") and BGI Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Acquisition. Pursuant to the Plan of Merger, Merger Sub was merged into Oldco which became a wholly owned subsidiary of Acquisition (the "Merger"). Because Acquisition did not want to acquire certain assets or assume certain liabilities of Oldco, it was a condition precedent to the Merger that Oldco, prior to the Merger, spin-off its photovoltaic and independent power development businesses (the "Distributed Businesses") to its shareholders. Therefore, Oldco formed Newco to assume the operations of the Distributed Businesses by having Oldco assign to Newco all of its assets relating to the Distributed Businesses and substantially all of Oldco's other assets (other than Oldco's cash, securities, the subsidiaries which held Oldco's interests in partnerships which owned or leased five cogeneration natural gas power plants (the "Retained Subsidiaries") and certain other assets (including in particular, other claims of Oldco and awards made to Oldco in the aggregate stated amount of approximately $1 million)), and by having Newco assume substantially all of Oldco's liabilities other than the following liabilities (collectively, the "Permitted Liabilities"): (i) the liabilities of Oldco and any Retained Subsidiary (actual or accrued) for unpaid federal income taxes for Oldco's 1999 fiscal year based on the consolidated net income of Oldco through the effective date of the Merger (i.e. March 22, 1999),
(ii) the liabilities of Oldco or its subsidiaries for New York State income taxes for the 1999 fiscal year, and (iii) certain intercompany liabilities. The Plan of Merger contemplated that prior to the consummation of the Merger Oldco would effect this contribution of assets to Newco (and the assumption of these liabilities by Newco) and distribute all of Newco's stock to Oldco's shareholders. Therefore, following the contribution, which took place shortly prior to the Merger which was consummated on March 22, 1999, Oldco distributed 100% of Newco's common stock (the "Distribution"), and Newco became a separate, publicly held company.

Assets and liabilities were transferred to Newco at Oldco's historical cost. The historical actions of Oldco's Distributed Businesses, including Newco's accounting policies, are attributable to Newco. The financial results in these financial statements are not necessarily indicative of the results that would have occurred if Newco had been an independent public company during the periods presented or of future results of Newco The financial results in these financial statements include all the normal recurring expenses of the Distributed
Businesses on a historical basis with the exception of additional rent and interest expense that would be charged on a stand alone basis. Interest expense was not incurred on net transactions with Oldco, although the interest expense represented in these financial statements includes interest on debt used to finance Oldco's working capital and, therefore, approximates the interest that would have been allocated had Oldco made such allocation. Adjustment for interest in the pro forma financial statements was not made, as the terms of financing of any additional debt can not be predicted at this time. Rental expense will be incurred by Newco on certain equipment which the Plan of Merger contemplated would be retained by Oldco. (See Note 12.) Such rental charges will approximate the depreciation currently being incurred by Oldco and are not included in the historical results of the Distributed Businesses. There are no additional charges that were incurred by Oldco that would be allocated to the Distributed Businesses. See Unaudited Pro Forma Combined Financial Information found in Note 15.

Amounts shown as net transactions with Oldco represent the net effect of cash generated or used by the Distributed Businesses and transferred to or from Oldco. The financial statements for March 22, 1999 represent the financial position, results of operations and cash flows from April 1, 1998 through March 22, 1999, the date of the Distribution (the "Abbreviated 1999.")

Business
Newco specializes in the development, assembly, manufacture, marketing and resale of photovoltaic products and systems ("Product Segment") and the development of power plant projects ("Project Segment").

Use of Estimates
Management uses estimates in preparing the combined financial statements, in conformity with generally accepted accounting principles. Significant estimates include collectibility of accounts receivable, warranty costs, profitability on long-term contracts, as well as recoverability of long-term assets and residual values. Newco regularly assesses these estimates and, while actual results may differ from these estimates, management does not anticipate a material difference in its actual results versus estimates in the near term.

Inventories
Inventories are carried at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment
Property, plant and equipment are stated at cost. Depreciation on such assets is computed on a straight-line basis at rates adequate to allocate the cost over their expected useful lives as follows: (i) land improvements - 15 years, (ii) buildings and improvements - 20 years to 39 years; (iii) furniture and fixtures
- three years to 35 years; and (iv) machinery and equipment - three years to 35 years.

Patents and Trademarks
Costs of patents ($14,395 at March 22, 1999 and $9,029 at March 31, 1998) are capitalized and amortized on a straight-line basis over the remaining useful life of the patent of up to 17 years. Trademark costs ($485 at March 22, 1999 and $485 at March 31, 1998) are capitalized and amortized on a straight-line basis over the estimated useful life of 35 years. During the year ended March 31, 1998, $690,467 of patent and trademark costs were written off upon the discontinuance of the related product lines as a result of management's decision to focus Newco's alternative energy business on photovoltaic products and systems. The write-off of these costs is reflected in selling, general and administrative expenses in that period.

Deferred Costs
Consists of engineering and legal fees, licenses and permits, site testing, bids and other charges, including salaries and employee expenses, incurred by Newco in developing projects. These costs are deferred until the date the project construction financing is arranged and then expensed against development fees received, or, in some cases, such costs are reimbursed periodically or at the time of closing. When in the opinion of management it is determined that a project will not be completed, the deferred costs are expensed.

Impairment of Long-Lived Assets
Newco adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," as of April 1, 1996. The Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have an impact on Newco's financial position or results of operations.

Basic/Diluted Earnings Per Common Share
Effective  December  15,  1997,  Newco  adopted the  provisions  of Statement of
Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. The Statement required companies with a complex capital structure to report both Basic Earnings per Share and Diluted Earnings per Share. Diluted Earnings per Share considers the effect of potential common shares such as stock options and warrants. Loss per common share is computed based on the 122,057 shares being issued on the Distribution and Spin-Off. Since there were no potential Common Shares as of March 22, 1999, Basic and Diluted Earnings per Share are the same for both periods.

Product Warranties
Warranty expense for Newco's product sales is provided on the basis of management's estimate of the future costs to be incurred under product warranties presently in force. Adjustments to revenue or expense are reflected in the period in which revisions to such estimates are deemed appropriate.

Revenue Recognition
Revenues on product sales are recognized at the time of shipment of goods. Other revenues, primarily cost reimbursement billings, are recognized when deemed payable under the applicable agreement.

Research and Development
Research and development costs are expensed when incurred.

Statement of Cash Flows
For purposes of the combined statement of cash flows, Newco considers temporary investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents in any of the periods presented.

Concentration of Credit Risk
Financial instruments which potentially subject Newco to concentrations of credit risk consist principally of cash and trade receivables. Newco places its cash and investments with high credit qualified financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising Newco=s customer base, and their dispersion across many different industries and regions. During Abbreviated 1999, no sales to one customer equaled or exceeded 10% of product sales. During the year ended March 31, 1998 ("Fiscal 1998"), one customer accounted for approximately 14% of product sales.

Investment in Partnerships
As part of the Merger and Distribution, Oldco contributed to Newco its ownership interests as of March 22, 1999 in the partnerships which owned or leased five cogeneration natural gas power plants. The investment was recorded under the equity method of accounting.

Goodwill
The excess of the purchase price over the book value of a corporation acquired at March 31, 1993 of $557,898 was added to the basis of the land and buildings of such corporation based upon an independent appraisal of the property acquired and is being amortized on a straight-line basis over the asset lives of 31.5 years. The remaining book value at March 22, 1999 and March 31, 1998 was $458,848 and $475,057, respectively.

NOTE 2 - INVENTORIES

Inventories consist of the following:

                               March 22, 1999                   March 31, 1998
                               --------------                   ---------------

   Assembly parts                  $239,485                        $298,239
   Finished goods                   818,777                         645,774
                                  ---------                       ---------
                                 $1,058,262                        $944,013
                                  =========                         =======

NOTE 3 - DEFERRED COSTS

Deferred and reimbursable costs at March 22, 1999 and March 31, 1998 were as follows:


                                           Internal Costs                     Third
                                      Payroll          Expenses             Party Costs          Total

Balance March 31, 1997                 $917,671         $267,947              $295,110          $1,480,728
         Additions                      259,335           34,706               388,238             682,279
         Expensed                      (634,631)         (85,142)              (64,335)           (784,108)
         Reimbursements                 (58,825)              -                 (3,381)            (62,206)
                                       ---------        --------             ---------          -----------
Balance March 31, 1998                  483,550          217,511               615,632           1,316,693
         Additions                       75,504           11,851                43,716             131,071
         Expensed                      (513,375)        (229,362)             (659,348)         (1,402,085)
         Reimbursements                 (45,679)              -                     -              (45,679)
                                       ---------        --------             ---------          -----------
Balance March 22, 1999                       $0               $0                    $0                  $0
                                       =========        ========             ==========         ===========



Newco wrote off all deferred costs during the second quarter of Abbreviated 1999 due to the uncertain nature of the development of the projects and due to the uncertain political and economic conditions in the countries where the projects are located (principally India and Brazil). Newco determined, in accordance with its existing policy, that due to the uncertain development of the projects and uncertain economic conditions in the respective countries the carrying amounts may be impaired.

NOTE 4 - NOTES RECEIVABLE

Long-term notes receivable consist of the following:

                                                                       March 22, 1999                March 31, 1998
                                                                       --------------                --------------

         Due from affiliate (net of allowance of
            $0 at March 22, 1999 and
            $555,376 at March 31, 1998 (a)                                        $0                            $0
                                                                             =======                       =======
         Due from others:
         - Greenhouse  (net of allowance of
                   $0 at March 22, 1999 and
                   $1,944,624 at March 31, 1998 (a)                               $0                            $0
         - 9% notes receivable due from limited
         partnerships, receivable in annual
         installments through December, 1999 (b)                             103,894                       223,623

         Less current portion - net of interest                             (103,894)                      (93,737)
                                                                             --------                   -----------

                  TOTAL                                                           $0                      $129,886
                                                                             =======                       =======
                                      F-9

(a) In connection with a project (the "Project"), Newco advanced an aggregate of $2,500,000 (see Note 7(d)) of which, at March 31, 1998, $1,944,624 and $555,376 was owed to Newco by, respectively, an affiliated partnership and an unrelated company ("Allegany"). During Fiscal 1998, Newco reserved the full amount of such loan due to its impairment and wrote off the combined loan during the third quarter of Abbreviated 1999 due to the settlement of certain litigation involving the project partnerships. Newco did not in Abbreviated 1999 or Fiscal 1998 record any interest income with respect to such advances.

(b) Newco contracted to design, build, and operate energy systems with limited partnerships. Under the terms of the agreements with these partnerships, the partnerships provided Newco with initial cash payments and issued long-term notes. Additional interest on these notes was imputed at the rate of 2% per annum to yield an effective rate of 11% per annum on substantially all of the long-term notes.

NOTE 5 - INVESTMENTS IN PARTNERSHIPS

Newco's interests in partnerships range from 35.715% to 50.2% and are accounted for under the equity method. The investment in partnerships of $4,009,810 at March 22, 1999 primarily represents the tax basis of the partnership interests of $2,310,549, which were contributed by Oldco to Newco. In addition, included in the investment balance is a receivable of $1,721,175 which was also contributed to Newco by Oldco and represents the funds due from certain revenues earned by the partnerships in March 1999. The partnerships are presently in liquidation. In June 1999, Newco received distributions from the partnerships of approximately $2,000,000. Also included in the investment balance are (a) approximately $550,000 which management expects will be received by Newco upon liquidation of one partnership around October 1999 and which may be reduced by certain expenses incurred by the partnership and (b) approximately $1.4 million (the "Liquidated Partnership Funds") held in cash escrow accounts which were established in connection with three liquidated partnerships. The Liquidated Partnership Funds are to be released to Newco between June 2000 and May 2002 subject to the satisfaction of certain conditions, as to which no assurance can be given.

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses were comprised of the following:

                                            March 22, 1999      March 31, 1998

         Trade accounts payable               $186,944            $   465,584
         Accrued interest expense                    -                 39,421
         Accrued legal fees                          -                308,281
         Accrued salaries                       32,802                134,640
         Due to affiliate                            -                 56,624
         Deposits and other payables           306,579                230,370
                                             ---------                -------
                                              $526,325             $1,234,920
                                               =======              =========

NOTE 7 - LONG-TERM DEBT

Long-term debt consists of the following:                                  March 22, 1999           March 31, 1998
                                                                           --------------           --------------
         - Installment loans at 0% to 10.54% maturing through
         September 2000 (a)                                                           $-               $75,639
         - Mortgage loan payable in monthly installments of
         $4,180 including interest at prime plus 1.5% through
         April 2007, when the unpaid balance was due (b)                               -               315,455
         - Second mortgage payable in monthly installments
         of $1,771 plus interest at prime plus 1.5% through
         March 2002, when the unpaid balance was due (b, c)                            -               288,646
         - Mortgage loan payable in monthly installments of
         $1,060 plus interest at prime plus 1.5% to March 1998
         and prime plus .5% thereafter through March 2001 (b, c)                       -               50,680
         - Obligation on SunWize asset acquisition (e)                           135,308              147,021
         - Working capital loan (d)                                                    -            3,000,000
                                                                                --------           ----------

         Total                                                                   135,308            3,877,441

         Less:  Current maturities                                                20,000              109,208
                                                                                ---------          ----------

                                                                                $115,308          $3,768,233
                                                                                ========          ==========

Long-term debt maturities at March 22, 1999, including current maturities, are as follows:

                                              March 22, 1999

              2000                                $20,000
              2001                                 20,000
              2002                                 20,000
              2003                                 20,000
              2004                                 20,000
              Thereafter                           35,308
                                                  -------
                                                 $135,308
                                                  =======

With the exception of the SunWize acquisition obligation, all debt (other than trade and similar debt incurred in the ordinary course of business) was repaid during Abbreviated 1999.

a. Collateral for the installment loans consists of automobiles, machinery and equipment, computer equipment and furniture and fixtures with a net book value of $60,468 at March 31, 1998. All these loans were repaid prior to December 31, 1998.

b. Collateralized by mortgages on land and/or buildings with a net book value of $1,153,622 at March 31, 1998. These mortgages were repaid prior to December 31, 1998.

c. As a part of his guarantees of the Newco's debts of $339,326 at March 31, 1998, a major shareholder had a security interest in various assets, patents and personal property owned by Newco. These mortgages were repaid prior to December 31, 1998 and the related security interests released.

d. On June 1, 1992, Oldco and its partnership co-developer with respect to certain projects entered into a loan agreement with Stewart & Stevenson Services, Inc. to borrow up to $3,000,000 each for working capital. Interest on advances under the agreement were payable quarterly in arrears at the rate of 2% above prime. The loan required payments of interest only during the initial term. Principal was to be repaid based on termination dates of operating and maintenance contracts on certain projects with an initial term of six years that may be extended an additional six years. Loans were secured by cash flows of certain of the partnerships in the event of default. During Fiscal 1993 and 1994 Oldco borrowed $2,500,000 under the agreement to fund development activities of one of the partnerships (see Note 4), and, in February 1997, borrowed the remaining $500,000 available under the loan agreement. The loan was repaid in full in July 1998.

e. Obligation payable on the acquisition of SunWize assets, payable on an annual basis as a percentage of gross margins of the SunWize division. $11,713 was paid in Abbreviated 1999. $19,878 was paid in Fiscal 1998.

NOTE 8 - INCOME TAXES

The credit for income taxes for all periods presented represents the allocated benefits of the respective losses which Oldco was able to use in filing its consolidated tax returns. The asset and liability method of accounting for income taxes is used, whereby deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Tax benefits are allocated based on the taxable loss of the companies and deferred taxes are provided on temporary differences in recognition of income between book and tax. Such tax benefits and deferred taxes are charged or credited to the amount due to or from Oldco and included in the net transactions with Oldco.

Deferred tax assets of approximately $360,000 primarily from equipment and depreciation differences are offset by valuation allowances since it is more likely than not that some portion of the deferred tax asset will not be realized.

Upon conclusion of the Merger and Spin-Off, Newco became an independent entity and will no longer have its results included with the consolidated tax return of Oldco.

NOTE 9 - RELATED PARTIES

Amounts due from affiliates at March 22, 1999 and March 31, 1998 relate to receivables from companies owned by a major shareholder which provided certain services to Oldco, and which will continue to provide services to Newco, for airport usage, plane services and engineering consulting services totaling $59,925 and $31,939 for Abbreviated 1999 and Fiscal 1998, respectively.

Also, included in amounts due from affiliates at March 22, 1999 is $314,000 of funds due from Oldco. Additional cash balances were identified subsequent to the Merger which were not included in the calculation of the Merger consideration. The funds were transferred to Newco subsequent to the balance sheet date.

Included in other current assets at March 31, 1998 is a receivable of $164,211 from the President of the Company representing primarily the balance due on $186,000 of legal fees incurred in connection with a certain legal proceeding (the "Proceeding") which the President had agreed, subject to a determination that such repayment was not required, to reimburse to the Company. In January 1999, after the receipt of a report from independent legal counsel addressing the propriety under the BCL and Oldco=s by-laws of indemnifying the President, a committee of the Oldco directors (composed of independent directors) determined that the President was entitled to full indemnification with respect to the Proceeding and (i) authorized the repayment to the President of the fine of $36,673 he had paid in connection with the Proceeding and the refund of $45,000 he had previously reimbursed Oldco; (ii) acknowledged that the President had no further obligations with respect to the $141,000 he had, subject to a determination as the propriety of indemnification, agreed to reimburse Oldco; and (iii) authorized the reimbursement of the President for the legal fees and expenses (approximately $39,180) incurred by third parties in connection with the Proceeding and which were paid by him. All such reimbursements were made during the fourth quarter of Abbreviated 1999 and any related receivables were written off and charged to expense during the same period.

NOTE 10 - SUPPLEMENTARY INCOME STATEMENT INFORMATION


                                                             Abbreviated 1999          Fiscal 1998
                                                             ----------------          -----------

Advertising costs                                              $70,934                  $142,154
Research and development expenses(1)                           589,996                   697,182
Warranty expense                                                 3,452                    53,701
Amortization of patents and trademarks                             634                    40,632
Maintenance and repairs                                        101,719                    84,903
Taxes other than payroll and income taxes                       57,059                    57,721


(1) Expenditures for research and development were $589,996 in Abbreviated 1999 and $697,182 in Fiscal 1998. Personnel expenses, comprising the largest portion of these amounts, were $217,701 in Abbreviated 1999 and $330,428 in Fiscal 1998. Of the total amounts, expenses attributable to agreements with the New York State Energy Research and Development Authority were $316,562 for Abbreviated 1999 and $520,950 in Fiscal 1998.

NOTE 11 - LEGAL PROCEEDINGS

Oldco is a party to numerous legal proceedings in the normal course of business and certain shareholder suits.

As part of the Plan of Merger, there is (i) an indemnification agreement which obligates Newco to indemnify the purchaser from any damages it suffers arising out of, among other things, Oldco's breach of representations and warranties set forth in the Plan of Merger and certain liabilities, taxes and litigation of Oldco and (ii) an escrow agreement governing the $6.5 million initially placed in escrow to satisfy Newco's obligations under the indemnification agreement and provides for payment of, among other things, certain litigation and related costs.

Management is of the opinion that there are meritorious defenses in the various legal proceedings and that the balance in the escrow will cover any legal costs and settlements that might result from these actions.

In addition, as a part of the Plan of Merger, there is (i) an indemnification agreement which obligates Newco to indemnify the purchaser from any damages it suffers arising out of, among other things, Oldco's breach of representations and warranties set forth in the Plan of Merger and certain liabilities, taxes and litigation of Oldco and (ii) an escrow agreement governing the $6.5 million initially placed in escrow to satisfy Newco's obligations under the indemnification agreement and provides for payment of, among other things, certain litigation and related costs.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Other than the equipment lease described below, at March 22, 1999, Newco has no significant minimum annual rental commitments under non-cancelable operating leases for equipment and office space. Newco has three leases for office and warehouse space. One lease calls for monthly rental of $575 for a period of 12 months ending April 1999 and subsequently extended for another year. The second lease calls for monthly rental of $410 per month for a period of 12 months ending January 2000. The third lease term of this lease was for an initial period of six months, commencing on October 1, 1995 and ending on March 31, 1996. The term automatically renews for successive periods of six months each. Either party may terminate the lease at any time by giving the other party at least ninety days notice in writing. The annual rent from September 1, 1995 forward is $102,000, which will be adjusted in future periods based on the Consumer Price Index. Rent expense on all operating leases for Abbreviated 1999 and Fiscal 1998 was $149,433 and $155,197, respectively.

Since March 1994, Newco has been entering into cost-sharing agreements with the New York State Energy Research and Development Authority ("NYSERDA") with completion dates extending through April 2001. The agreements provide for payment to the Company by NYSERDA of $1,442,237 (approximately $1,015,822 has been earned through March 22, 1999) for funding and development of photovoltaic projects with estimated costs of $2,963,235. Funds advanced by NYSERDA are to be repaid from revenues on sales of products developed under the agreements, if any.

Newco has a 401(k) plan covering substantially all full-time employees for which Newco makes matching contributions as defined. Expenses under the plan for Abbreviated 1999 and Fiscal 1998 were $98,868 and $72,692, respectively.

As part of the Plan of Merger, certain equipment with an original cost of $827,000 was retained by Oldco and leased to Newco. Rentals under the two year lease will be approximately $63,474 per quarter. Newco has the option to purchase the equipment after the first year for $288,479. Oldco has the option to require Newco to purchase the equipment at the end of the lease for $55,000. The lease is accounted for as an operating lease on Newco's books.

In connection with the Merger and Distribution, approximately 122,057 shares of Newco common stock will be issued to the holders of Oldco's common stock on a one share of Newco for 25 shares of Oldco's basis, subject to adjustment based upon the payment of cash in lieu of the issuance of fractional shares.

In February 1999, Newco adopted the 1999 Incentive Plan to provide for the issuance of up to 40,000 shares of Newco common stock as an equity incentive program. On May 14, 1999, grants of 15,000 restricted shares were made under the plan.

NOTE 13 - SEGMENTS OF BUSINESS

Newco specializes in the development, assembly, manufacture, marketing and resale of photovoltaic products and systems ("Product Segment") and the development of power plant projects ("Project Segment"). Export product sales, principally to Europe and the Pacific Rim, for Abbreviated 1999 and the year ended March 31, 1998 were $153,543 and $299,293, respectively. A summary of industry segment information for Abbreviated 1999 and Fiscal 1998 is as follows:


For                                Project               Product
Abbreviated 1999                   Segment               Segment            Eliminations                 Total
----------------                   -------               -------            ------------                 -----

Net revenues                       $142,639            $5,369,937                                      $5,512,576
Net income (loss)                (4,449,346)           (1,193,230)                                     (5,642,576)
Identifiable assets              21,227,535             1,175,088            $(11,868,561)             10,534,062
Capital expenditures                                     121,124                                          121,124
Depreciation and amortization        82,251                78,721                                         160,972

For the Year Ended                 Project               Product
March 31, 1998                     Segment               Segment            Eliminations                 Total
                                   -------               -------            ------------                 -----

Net revenues                      $158,427             $4,249,995                                      $4,408,422
Net income (loss)               (5,544,438)            (1,679,566)                                     (7,224,004)
Identifiable assets             17,355,904              1,947,316          $(14,074,568)                5,228,652
Capital expenditures                39,478                109,788                                         149,266
Depreciation and amortization      152,662                 91,131                                         243,793


NOTE 14 - GOING CONCERN

The Distributed Businesses have suffered recurring losses from operations and have previously received (but will not in the future receive) substantial financial support from Oldco, which raises substantial doubt about Newco's ability to continue as a going concern without such support. Newco is exploring a potential transaction in which a major shareholder would acquire all outstanding shares not already owned by him (the "Transaction"). In this regard, Newco has retained a financial advisor to render financial and other general advice with respect to the Transaction, including an evaluation of the fairness of the Transaction from a financial point of view, and to assist the Company in responding to proposed alternative transactions, if any. No assurance can be given that the Transaction will be completed or that alternative transactions will be available.

NOTE 15 - UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial statements below reflect the pro forma adjustments for the additional rental expense of $253,896 on equipment that will be leased from Oldco (See Note 12) net of income taxes at 40% and the capitalization of the combined equity upon the Distribution and issuance of approximately 122,057 shares of Newco. The adjustment to operations reflects the effect as if the transaction had occurred as of April 1, 1997. There was no effect on the financial position, as the transaction resulted in the same combined equity.

                             Combined Balance Sheet
                                 March 22, 1999


                                                        Historical           Adjustments             Pro Forma

Current assets                                          $4,855,307           $                      $4,855,307
Net property, plant and equipment                        1,579,770                                   1,579,770
Total other assets                                       4,098,985                                   4,098,985
                                                        ----------           -----------            ----------
     Total assets                                      $10,534,062           $                     $10,534,062
                                                        ==========           ===========           ===========

Current liabilities                                       $752,250           $                        $752,250
Other liabilities                                          289,771                                     289,771
                                                         ---------           -----------             ---------
     Total liabilities                                   1,042,021                    -              1,042,021
                                                         ---------           -----------             ---------

Stockholder's equity:
     Common stock                                                -                1,221                 1,221
     Additional paid-in capital                                  -            9,490,820             9,490,820
     Combined equity                                     9,492,041           (9,492,041)                    -
                                                        ----------           ----------             ---------
     Total liabilities and stockholder's equity        $10,534,062         $                       10,534,062
                                                       ===========           ===========           ==========


                              Results of Operations
                                Abbreviated 1999

Revenues                                                $5,512,576      $             -            $5,512,576
Costs and expenses                                      14,057,352              253,896            14,311,248
                                                       -----------             ---------           -----------
Loss before income taxes                                (8,544,776)            (253,896)           (8,798,672)
Credit for income taxes                                  2,902,200              101,600             3,003,800
                                                       ------------            --------          ------------
Net loss                                               $(5,642,576)           $(152,296)          $(5,794,872)
                                                       ============            =========          ============

Loss per common share                                      $(46.23)              $(1.25)              $(47.48)

                              Results of Operations
                            Year Ended March 31, 1998

Revenues                                                 $4,408,422      $            -            $4,408,422
Costs and expenses                                       15,399,426             253,896            15,653,322
                                                         ----------            --------           -----------
Loss before income taxes                                (10,991,004)           (253,896)          (11,244,900)
Credit for income                                         3,767,000             101,600             3,868,600
                                                         ----------            --------           -----------
Net loss                                                $(7,224,004)          $(152,296)          $(7,376,300)
                                                          =========            =========          ============

Loss per common share                                       $(59.19)             $(1.25)              $(60.44)


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its current report of Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  BESICORP LTD.

                                                  /S/ James E. Curtin
                                                  -------------------
                                                      James E. Curtin
                                                      Vice President and
                                                      Controller
                                                      (Principal  Accounting
                                                      Officer)

Dated: July 12, 1999
       Kingston, New York
                                       3